Exhibit 99.1

                 Grebe Steps Down from DPL Board Due to Health

     DAYTON, Ohio--(BUSINESS WIRE)--April 19, 2004--DPL Inc. (NYSE:DPL) announced today that Michael W. Grebe has stepped down from the DPL Board of Directors for medical reasons.
     Stephen F. Koziar, President and Chief Executive Officer of DPL, said, "While I am pleased to say that Mike's health condition is not life threatening, it is no longer possible for him to participate as a director. We wish him the best in the future." A search for a new board member will begin immediately.

     About DPL

     DPL Inc. is a diversified regional energy company. DPL's principal subsidiaries include The Dayton Power & Light Company (DP&L) and DPL Energy. DP&L provides electric services to over 500,000 retail customers in West Central Ohio. DPL Energy markets over 4,600 megawatts of generation capacity throughout the eastern United States. DPL Inc., through its subsidiaries, ranks among the top energy companies in generation efficiency and productivity. Further information on DPL Inc. can be found at www.dplinc.com.

     Certain statements contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Matters presented which relate to events or developments that are expected to occur in the future, including management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management's beliefs, assumptions and expectation of the Company's future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to many factors beyond DPL's control. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

    CONTACT: DPL Medialine, 937-224-5940